SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)           July 26, 2006
                                                  -----------------------------


                     INTERNATIONAL FLAVORS & FRAGRANCES INC.
-------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         New York                    1-4858                     13-1432060
-------------------------------------------------------------------------------
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
  of Incorporation)                 File Number)             Identification No.)


521 West 57th Street, New York, New York                          10019
-------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)


Registrant's telephone number, including area code      (212) 765-5500
                                                   ----------------------------

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

Attached and being furnished hereby as Exhibit 99.1 is a copy of a press release of International Flavors & Fragrances Inc. ("IFF" or the "Company") dated July 26, 2006 reporting IFF's financial results for the second quarter and six months ended June 30, 2006.

Non-GAAP financial measures: To supplement the Company's financial results presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), the Company uses, and has included in the attached press release, certain non-GAAP financial measures. These non-GAAP financial measures should not be considered in isolation, or as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP financial measures as disclosed by the Company may also be calculated differently from similar measures disclosed by other companies. To ease the use and understanding of our supplemental non-GAAP financial measures, the Company includes the most directly comparable GAAP financial measure.

The Company uses the non-GAAP financial measure which excludes restructuring and other charges for preparing financial targets, internal budgets and operating plans, evaluating actual performance against targets and budget, assessing historical performance over reporting periods, assessing management performance and assessing operating performance against other companies. This information has also aided the Company's management and its Board of Directors in decision-making and allocation of resources. A material limitation of this financial measure is that some or all of such special charges represent actual cash outlays and that such measure does not reflect actual GAAP expense. Management compensates for such limitations by clarifying that this measure is only one operating metric used for internal financial analysis and planning purposes and should not be considered in isolation, and by providing the corresponding GAAP financial measure.

The Company also discloses, and management internally monitors, the sales performance of international operations on a basis that eliminates the positive or negative effects that result from translating foreign currency sales into U.S. dollars. Management uses this measure because it believes that it enhances the assessment of the sales performance of its international operations and the comparability between reporting periods.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits

         99.1 Press Release of International Flavors & Fragrances Inc., dated July 26, 2006.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  INTERNATIONAL FLAVORS & FRAGRANCES INC.


Dated: July 26, 2006              By:  /s/ Douglas J. Wetmore
                                     -------------------------------------
                                  Name:    Douglas J. Wetmore
                                  Title:   Senior Vice President and
                                           Chief Financial Officer

                                                      FOR IMMEDIATE RELEASE
                                                      ---------------------


                       IFF REPORTS SECOND QUARTER RESULTS
                       ----------------------------------
         EARNINGS PER SHARE INCREASE 12% ON HIGHER SALES AND LOWER COSTS
         ---------------------------------------------------------------
                             REAFFIRMS 2006 GUIDANCE
                             -----------------------

New York, N.Y., July 26, 2006 ... International Flavors & Fragrances Inc. (NYSE:
IFF) ("IFF" or the "Company") reported earnings per share for the second quarter 2006 of $.67 compared to $.60 in the prior year quarter, an increase of 12%.

Second quarter 2006 sales totaled $531 million, increasing 3% over the prior year quarter; fragrance and flavor sales increased 3% and 2%, respectively. Reported sales for the 2006 period were affected by the strength of the U.S. dollar; had exchange rates remained constant, sales would have been one percentage point higher.

Fragrance sales were led by fine fragrance, which increased 9%; much of the growth resulted from new product introductions. Sales of functional fragrances increased 1% while fragrance ingredient sales declined 3%.

The flavor  sales  performance  benefited  from new wins as well as from ease of comparison with the prior year quarter, when flavor sales were affected by a vendor-supplied raw material contamination issue, the impact of which approximated $5.0 million in the 2005 quarter.

"The improvements in sales and costs are very encouraging. The IFF team will continue to focus on customers, innovation and people to drive our growth," said Robert Amen, Chairman and Chief Executive Officer of IFF. "We continue to perform very well in fine fragrances, and in many of the markets we've targeted for growth - notably Eastern Europe, India and Latin America. Near term, our emphasis is on meeting or exceeding our 2006 targets for growth and profitability. The Fine Fragrance team is executing its strategy of building customer brands around the world very well. We need to build on this strength. We are assessing our Company plan and performance to determine what adjustments are needed to accelerate our growth in sales and profitability."

"IFF is an outstanding company that is differentiated by its innovation, strong customer base, quality management team and dedicated employees. I am pleased to have the opportunity to lead IFF through its next stage of growth and look forward to leveraging our strengths as we work to accelerate IFF's value creation."

Second Quarter 2006
--------------------

Sales performance by region and product category in comparison to the prior year quarter follows:

                          Second Quarter 2006 vs. 2005
                   % Change in Sales by Region of Destination

                                ------------------------------------------------------------------------
                                    Fine      Func'l.       Ingr.    Total Frag.   Flavors      Total
                                 -----------------------------------------------------------------------
N. America    Reported              18%          1%          13%        10%          4%           7%

Europe        Reported               3%          3%         -13%        -1%         -3%          -2%
              Local Currency         5%          5%         -11%         1%         -1%           -

L. America    Reported              17%         -4%          -2%         1%         15%           5%

Asia Pacific  Reported               2%         10%          -4%         5%          1%           2%
              Local Currency         2%         10%          -1%         6%          3%           4%

India         Reported               8%         -8%          18%        -1%          9%           4%
              Local Currency         8%         -8%          20%         -           9%           5%

Total         Reported               9%          1%          -3%         3%          2%           3%
              Local Currency        10%          2%          -2%         4%          3%           4%
                                 ------------------------------------------------------------------------

- North America fine fragrance and flavor growth was driven mainly by new product introductions while increases in ingredients and functional fragrances were primarily volume related.
- European growth was strongest in Eastern Europe, Africa and the Middle East, collectively increasing 15% over the 2005 quarter; a 2% decline in Western Europe offset this growth. Fine and functional fragrance growth was mainly the result of new product introductions while the decline in ingredients and flavor sales was mainly volume related.
- Latin America fine fragrance sales growth resulted from new product introductions while declines in functional fragrance and ingredients were primarily volume related. Flavor sales were strong throughout the region; this growth was mainly the result of new product introductions.
- Asia Pacific fine and functional fragrance sales growth resulted mainly from new product introductions, while volume declines negatively impacted ingredient sales. Flavor sales growth was mainly the result of new product introductions.
- India fragrance sales performance in all product categories resulted primarily from volume fluctuations while flavor sales increased due to the combined benefit of new product introductions and volume growth.

Net income for the 2006 quarter increased 8% compared with the prior year quarter.

- Gross profit, as a percentage of sales, improved nearly 1% compared to the prior year quarter. The improvement resulted mainly from the local currency sales performance, improved manufacturing expense absorption and favorable product mix. The 2005 margin was unfavorably impacted by costs attributable to the raw material contamination matter.
- Research and Development ("R&D") expenses totaled 8.6% of sales, consistent with the prior year quarter.

- Selling, General and Administrative ("SG&A") expenses, as a percentage of sales, increased to 16.5% from 16.1%, mainly as a result of higher incentive plan accruals and equity compensation expense than the 2005 quarter.
- Interest expense increased 4% from the prior year, primarily due to higher average levels of debt in the quarter and slightly higher interest rates.
- The effective tax rate was 28.0% compared to 30.8% in the prior year quarter; variations in the effective rate are mainly attributable to fluctuations in earnings in the countries in which the Company operates.

First Half 2006
---------------

For the six-month period ended June 30, 2006, sales totaled $1,042 million, essentially flat with the 2005 period. Reported sales for the 2006 period were affected by the strength of the U.S. dollar; had exchange rates remained constant, sales would have been three percentage points higher.

Sales performance by region and product category in comparison to the prior year period follows:

                            Six Months 2006 vs. 2005
                   % Change in Sales by Region of Destination
                                 ------------------------------------------------------------------------
                                    Fine      Func'l.       Ingr.    Total Frag.   Flavors      Total
                                 ------------------------------------------------------------------------
N. America    Reported              20%         -3%          13%          8%          4%          6%

Europe        Reported              -2%         -2%         -16%         -6%         -5%         -6%
              Local Currency         4%          4%         -12%         -1%          -           -

L. America    Reported              13%          1%           4%          4%         17%          8%

Asia Pacific  Reported               2%         -1%          -5%         -1%         -1%         -1%
              Local Currency         2%          -           -1%          -           2%          1%

India         Reported              14%          4%          16%          8%         10%          9%
              Local Currency        15%          5%          20%         10%         11%         10%

Total         Reported               6%         -1%          -4%          -           1%          -
              Local Currency         9%          1%          -1%          3%          4%          3%
                                 ------------------------------------------------------------------------

- North America fine fragrance and flavor growth resulted mainly from new product introductions while the decline in functional fragrances was volume related. Ingredients sales growth was due to a combination of volume and price.
- European growth was strongest in Eastern Europe, Africa and the Middle East, which was offset by an overall sales decline in Western Europe. Fine and functional fragrance growth resulted from new product introductions while the decline in ingredients was volume related, as was the decline in flavor sales.
- Latin America fine fragrance sales growth resulted from new product introductions while increases in functional fragrance and ingredients were primarily volume related. Flavor sales were strong throughout the region, mainly benefiting from new product introductions.
- Asia Pacific fine fragrance sales growth resulted mainly from new product introductions, while volume declines unfavorably impacted functional fragrance and ingredients. Flavor sales growth was mainly the result of new product introductions.

- India fragrance sales performance in all product categories resulted primarily from volume growth while flavor sales increased due to the combined benefit of new product introductions and volume growth.

Outlook for 2006 Reaffirmed
---------------------------

Consistent with prior guidance, IFF currently expects 2006 sales to increase in the low single digits in both local currency and reported dollars, in comparison to 2005.

Based on the foregoing and consistent with previous guidance, IFF currently expects earnings per share for 2006 to be in the range of $2.20 to $2.28.

About IFF
---------

IFF is a leading creator and manufacturer of flavors and fragrances used in a wide variety of consumer products-from fine fragrances and toiletries, to soaps, detergents and other household products, to beverages and food products. IFF is dedicated to The Pursuit of Excellence in every area of its business, using knowledge, creativity, innovation and technology to continually provide customers with the highest quality products and service and superior consumer understanding. IFF has sales, manufacturing and creative facilities in 30 countries worldwide. For more information, please visit our Web site at www.iff.com.

Cautionary Statement Under The Private Securities  Litigation Reform Act of 1995

Statements in this report, which are not historical facts or information, are "forward-looking statements" within the meaning of The Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's reasonable current assumptions and expectations. Certain of such forward-looking information may be identified by such terms as "expect", "believe", "may", "outlook", "guidance" and similar terms or variations thereof. All information concerning future revenues, tax rates or benefits, interest savings, earnings and other future financial results or financial position, constitutes forward-looking information. Such forward-looking statements involve significant risks, uncertainties and other factors. Actual results of the Company may differ materially from any future results expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in the Company's markets, including economic, population health and political uncertainties; interest rates; the price, quality and availability of raw materials; the Company's ability to implement its business strategy, including the achievement of anticipated cost savings, profitability and growth targets; the impact of currency fluctuation or devaluation in the Company's principal foreign markets and the success of the Company's hedging and risk management strategies; the outcome of uncertainties related to litigation; uncertainties related to any potential claims and rights of indemnification or other recovery for customer and consumer reaction to its earlier contamination issue; the impact of possible pension funding obligations and increased pension expense on the Company's cash flow and results of operations; and the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by foreign governments. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.

Conference call

There will be a conference call today at 10:00 AM Eastern Time, at which time the Company will discuss operating results for the second quarter 2006, and its current expectations for 2006. The dial in number for U.S.-based participants is 1-877-704-5381; for international participants, the number is 1-913-312-1295. The pass code will be 4210967.

A replay of the call will be available from 1:00 PM Eastern Time beginning Wednesday, July 26, 2006 and ending at Midnight Wednesday, August 9. The dial in number for the replay for U.S.-based listeners is 1-888-203-1112; for international listeners, the number is 1-719-457-0820. The replay pass code will be 4210967.

The call can also be monitored via the World Wide Web at www.iff.com. Real Network's Real Player or Microsoft Media Player is required to access the webcast. They can be downloaded from www.real.com or www.microsoft.com/windows/mediaplayer. A replay of the conference call will be available on the Company's website for twelve months.

Contact
-------
Douglas J. Wetmore
Senior Vice President and
Chief Financial Officer
Phone: 212-708-7145


                              ********************

                     International Flavors & Fragrances Inc.
                          Consolidated Income Statement
                  (Amounts in thousands except per share data)
                                   (Unaudited)

                                                                  Quarter Ended June 30,             Six Months Ended June 30,
                                                        ------------------------------------- --------------------------------------

                                                              2005               2006                 2005              2006
                                                        ------------------ ------------------ ------------------- ------------------
Net Sales                                                     $515,578           $530,505         $1,038,630          $1,041,937
Cost of goods sold                                             299,065            302,889            607,462             597,707
                                                        ------------------ ------------------ ------------------- ------------------
Gross margin on sales                                          216,513            227,616            431,168             444,230
Research & development                                          44,380             45,588             89,133              91,190
Selling and administrative                                      82,866             87,684            167,610             173,272
Amortization                                                     3,767              3,711              7,535               7,421
Restructuring and other charges (income)                             -               (304)                 -                 357
                                                        ------------------ ------------------ ------------------- ------------------
                                                                85,500             90,937            166,890             171,990
Interest expense                                                (6,062)            (6,300)           (11,638)            (11,673)
Other income (expense), net                                      2,558                286              3,114                (153)
                                                        ------------------ ------------------ ------------------- ------------------
Pretax income                                                   81,996             84,923            158,366             160,164
Income taxes                                                    25,283             23,741             49,110              45,292
                                                        ------------------ ------------------ ------------------- ------------------
Net income                                                     $56,713            $61,182           $109,256            $114,872
                                                        ------------------ ------------------ ------------------- ------------------

Including restructuring and other charges (income):
---------------------------------------------------
Net income
Earnings per share - basic                                     $56,713            $61,182           $109,256            $114,872
Earnings per share - diluted                                     $0.60              $0.67              $1.16               $1.26
                                                                 $0.60              $0.67              $1.14               $1.25
                                                        ------------------ ------------------ ------------------- ------------------

Excluding restructuring and other charges (income):
---------------------------------------------------
Net income
Results per share - basic                                      $56,713            $61,085           $109,256            $115,236
Results per share - diluted                                      $0.60              $0.67              $1.16               $1.26
                                                                 $0.60              $0.67              $1.14               $1.25
                                                        ------------------ ------------------ ------------------- ------------------

Average shares outstanding (in thousands):
------------------------------------------
Basic                                                           93,876             90,869             94,100              91,202
Diluted                                                         95,255             91,787             95,640              91,997
                                                        ------------------ ------------------ ------------------- ------------------

                     International Flavors & Fragrances Inc.
                      Consolidated Condensed Balance Sheet
                             (Amounts in thousands)
                                   (Unaudited)


                                                                              ------------------- ------------------
                                                                                  December 31,          June 30,
                                                                                      2005                2006
                                                                              ------------------ -------------------
      Cash & short-term investments                                                 $  272,897         $   30,152
      Receivables                                                                      368,519            419,397
      Inventories                                                                      430,794            443,339
      Other current assets                                                             119,064            102,646
                                                                              ------------------- ------------------
          Total current assets                                                       1,191,274            995,534

      Property, plant and equipment, net                                               499,145            487,631
      Goodwill and other intangibles, net                                              772,651            765,230
      Other assets                                                                     175,126            204,185
                                                                              ------------------- ------------------
                                  Total assets                                      $2,638,196         $2,452,580
                                                                              ------------------- ------------------

      Bank borrowings, overdrafts
        and current portion of long-term debt                                       $  819,392         $  308,936
      Other current liabilities                                                        383,304            395,525
                                                                              ------------------- ------------------
         Total current liabilities                                                   1,202,696            704,461

      Commercial paper and long-term debt                                              131,281            415,791
      Non-current liabilities                                                          388,872            386,330

      Shareholders' equity                                                             915,347            945,998
                                                                              ------------------- ------------------
                   Total liabilities and shareholders' equity                       $2,638,196         $2,452,580
                                                                              ------------------- ------------------

                     International Flavors & Fragrances Inc.
                      Consolidated Statement of Cash Flows
                             (Amounts in thousands)
                                   (Unaudited)

                                                                    Six Months Ended June 30,
                                                               ---------------     ---------------
                                                                     2005                2006
                                                               ---------------     ---------------
Cash flows from operating activities:

Net Income                                                          $109,256          $114,872
Adjustments to reconcile to net cash provided by operations:
     Depreciation and amortization                                    46,429            44,602
     Deferred income taxes                                            17,488               329
     Gain on disposal of assets                                       (1,520)           (3,881)
     Changes in assets and liabilities
         Current receivables                                         (50,426)          (60,327)
         Inventories                                                   1,192             1,163
         Current payables                                            (40,524)           (2,336)
         Others, net                                                 (24,354)           26,543
                                                               ---------------     ---------------
Net cash provided by operations                                       57,541           120,965
                                                               ---------------     ---------------

Cash flows from investing activities:

     Net change in short-term investments                                 35                25
     Additions to property, plant and equipment                      (38,149)          (19,806)
     Proceeds from disposal of assets                                    433             6,504
                                                               ---------------     ---------------
Net cash used in investing activities                                (37,681)          (13,277)
                                                               ---------------     ---------------


Cash flows from financing activities:

     Cash dividends paid to shareholders                             (33,104)          (33,990)
     Net change in bank loans                                          7,852           (32,508)
     Net change in commercial paper outstanding                       91,891           281,521
     Repayments of long-term debt                                    (11,655)         (499,306)
     Proceeds from issuance of stock under stock option and
         employee stock purchase plans                                17,764            23,146
     Purchase of treasury stock                                      (60,988)          (91,315)
                                                               ---------------     ---------------
Net cash (used in) provided by financing activities                   11,760          (352,452)
                                                               ---------------     ---------------


Effect of exchange rates changes on cash and cash equivalents         (4,352)            2,052

Net change in cash and cash equivalents                               27,268          (242,712)

Cash and cash equivalents at beginning of year                        32,596           272,545

                                                               ---------------     ---------------
Cash and cash equivalents at end of period                           $59,864           $29,833
                                                               ---------------     ---------------